Exhibit 99.1

SEVERANCE AND CHANGE IN CONTROL AGREEMENT
This Severance and Change in Control Agreement (this “Agreement”) is made and entered into as of this 21 day of February, 2019, by and between Weingarten Realty Investors, a Texas real estate investment company (the “Company”) and ANDREW M ALEXANDER (“Executive”). Unless defined elsewhere in this Agreement, all initial capitalized terms shall have the meanings set forth in Section 8 of this Agreement.
RECITALS
WHEREAS, Executive is currently employed by the Company;
WHEREAS, to encourage Executive to remain employed with the Company, the Company desires to provide Executive with an opportunity for certain severance compensation in the event of a Change in Control of the Company and termination of Executive’s employment in connection with such Change in Control on the terms and conditions set forth herein;
WHEREAS, the Company and Executive each recognize and hereby acknowledge that Executive’s employment with the Company is and shall continue to be terminable at will, without prior notice, by either the Company or Executive; and
WHEREAS, the Company and Executive each hereby acknowledge that this Agreement is not intended to be, and shall not be construed as, an express or implied contract of employment between the Company and Executive.
NOW, THEREFORE, for and in consideration of the mutual promises hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and Executive hereby agree as follows:
AGREEMENTS
1.    Change in Control. In the event of the occurrence of a Change in Control, Executive shall become entitled to the severance benefits described in Section 3 below if he/she incurs a Qualifying Termination, as defined in Section 2 below.
2.    Termination in Connection with a Change in Control. The Company shall pay Executive the severance benefits described in Section 3 below if: (a) Executive is terminated by the Company for any reason other than for Cause following the commencement of any discussion with a third person that results in a Change in Control within 180 calendar days after such termination or removal; or (b) during the Severance Period, (i) Executive’s employment with the Company is terminated by the Company other than for Cause; (ii) Executive’s employment is terminated due to permanent disability or death; or (iii) Executive terminates his/her employment with the Company (which he/she shall be entitled to do) for Good Reason (each a “Qualifying Termination”).
3.    Severance Benefits. Following a Qualifying Termination, Executive shall be entitled to receive the following severance benefits from the Company:

(a)
The Company shall provide Executive with a lump sum payment equal to 2.99 times (i) Executive’s annualized base salary rate as of the date of the first event constituting a Change in Control or, if higher, (ii) Executive’s highest base salary received for any year in the previous five fiscal years immediately preceding the first event constituting a Change in Control, plus 2.99 times Executive’s targeted bonus amount as accrued on the books of the Company for the fiscal year in which the first event constituting a Change in Control occurs. If Executive has been employed by the Company for less than five years, this Section 3(a) shall be deemed to mean such actual period of employment.

(b)
The Company shall also provide Executive with a lump sum payment equal to the total cost of coverage for one year under the Company’s Welfare Benefit Plans for coverage equal to that which would have been provided to him/her in accordance with such plans if Executive’s employment had not been terminated.

(c)
For purposes of determining benefit accruals due under the Company’s retirement income, supplemental executive retirement, and other benefit plans of the Company applicable to Executive, the Company shall credit Executive with an additional one year of service. To the extent additional service credit cannot be provided under any qualified plan, an equivalent supplemental benefit shall be provided under the supplemental executive retirement plan.

(d)	There will be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payment to or benefit for Executive provided for in this Agreement.

(e)
Notwithstanding any other provision hereof, the parties’ respective rights and obligations under this Section 3 and under Sections 5 and 6 will survive any termination or expiration of this Agreement following a Change in Control.

Any severance benefits due under this Section 3 shall be due and payable within five business days following the later of: (i) Executive’s separation from service; or (ii) the Change in Control.
4.    No Mitigation Obligation. Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment.
5.    Excise Tax.

(a)
If any payment or distribution by the Company to or for Executive’s benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the “Excise Tax”), then the payments and benefits payable or provided under this Agreement (or other Payments as described below) shall be reduced if, and only to the extent that, such reduction will allow Executive to receive a greater Net After Tax Amount (as defined below) than he/she would receive absent such reduction.

(b)
The Accounting Firm (as defined below) will first determine the amount of any Parachute Payments (as defined below) that are payable to Executive. The Accounting Firm also will determine the Net After Tax Amount attributable to Executive’s total Parachute Payments.

(c)
The Accounting Firm will next determine the largest amount of Payments that may be made to Executive without subjecting Executive to the Excise Tax (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

(d)
Executive then will receive the total Parachute Payments or the Capped Payments or such other amount less than the total Parachute Payments, whichever provides Executive with the higher Net After Tax Amount. If Executive will receive the Capped Payments or some other amount lesser than the total Parachute Payments, the Accounting Firm will determine which Payments will be reduced so as to achieve the principle set forth in this Section 5. For purposes of making the calculations required by this Section 5, the Accounting Firm may make reasonable assumptions and approximations and may rely on reasonable, good faith interpretations concerning the application of the Code and other applicable legal authority. The Accounting Firm will notify Executive and the Company if it determines that the Parachute Payments must be reduced and will send Executive and the Company a copy of its detailed calculations supporting that determination.

(e)
As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section 5, it is possible that amounts will have been paid or distributed to Executive that should not have been paid or distributed under this Section 5 (“Overpayments”), or that additional amounts should be paid or distributed to Executive under this Section 5 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or Executive, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, that Overpayment will be treated for all purposes as a debt ab initio that Executive must repay to the Company together with interest at the applicable Federal rate under Code Section 7872; provided, however, that no debt will be deemed to have been incurred by Executive and no amount will be payable by Executive to the Company unless, and then only to the extent that, the deemed debt and payment would either reduce the amount on which Executive is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify Executive and the Company of that determination and the amount of that Underpayment will be paid to Executive by the Company promptly (and no later than 30 days) after the final determination of the Underpayment, which is when Executive’s legally binding right to such Underpayment first arises.

(f)	For purposes of this Section 5, the following terms shall have their respective meanings:

(i)	“Accounting Firm” means the independent accounting firm engaged by the Company in the Company’s sole discretion.

(ii)
“Net After Tax Amount” means the amount of any Parachute Payments, Capped Payments or other payments described in this Section 5, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to Executive on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment.

(iii)	“Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

(g)
The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by the preceding subsections shall be borne by the Company. If such fees and expenses are initially paid by Executive, the Company shall reimburse Executive the full amount of such fees and expenses within five business days after receipt from Executive of a statement therefore and reasonable evidence of Executive’s payment thereof but in no event later than the end of the year immediately following the year in which Executive incurs such reimbursable fees and expenses.

(h)
The Company and Executive shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by the preceding subsections. Any determination by the Accounting Firm shall be binding upon the Company and Executive.

(i)	The federal, state and local income or other tax returns filed by Executive shall be prepared and filed on a consistent basis with the determination of the Accounting

Firm with respect to the Excise Tax payable by Executive. Executive, at the request of the Company, shall provide the Company true and correct copies (with any amendments) of his/her federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such conformity.
6.    Legal Fees and Expenses; Security. It is the intent of the Company that Executive not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of Executive’s rights to compensation upon a Change in Control by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Executive hereunder. Accordingly, if it should appear to Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare the agreement to pay Executive compensation upon a Change in Control void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Executive the benefits provided or intended to be provided to Executive hereunder, the Company irrevocably authorizes Executive from time to time to retain counsel of Executive’s choice, at the expense of the Company as hereinafter provided, to advise and represent Executive in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any Company Manager, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Executive’s entering into an attorney-client relationship with such counsel, and in that connection the Company and Executive agree that a confidential relationship will exist between Executive and such counsel. Without regard to whether Executive prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses incurred by Executive in connection with any of the foregoing, provided such fees and expenses are incurred no later than the last day of Executive’s second taxable year following the taxable year in which Executive separated from service and the payment is made to Executive no later than the last day of Executive’s third taxable year following the taxable year in which Executive separated from service.
7.    Employment Rights. Nothing expressed or implied in this Agreement will create any right or duty on the part of the Company or Executive to have Executive remain in the employ of the Company prior to or following any Change in Control.
8.    Certain Defined Terms. In addition to terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

(a)
“Cause” means the occurrence of any of the following events: (i) any act by Executive of fraud or sexual harassment with respect to any aspect of the Company’s business; (ii) drug or alcohol abuse or behavior that impedes Executive’s job performance; (iii) failure by Executive to perform hereunder after notice of such failure (with a 30-day cure period) and explanation of such failure of performance, which is reasonably determined by the Board of Trust Managers to be materially injurious to the business or interests of the Company; (iv) misappropriation of funds or any corporate opportunity; or (v) conviction of Executive of a crime of moral turpitude (or a plea of nolo contendere thereto).

(b)	“Change in Control” means the occurrence during the term of this Agreement of any of the following events:

(i)	the Company is merged, consolidated, or reorganized into or with another corporation or other legal entity and the Company is not the “surviving entity;”

(ii)	the Company sells or otherwise transfers 50% or more of its assets to another corporation or other legal entity in one transaction or a series of related transactions;

(iii)
there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing over 25% of the combined voting power of the securities of the Company entitled to vote generally in the election of Company Managers (the “Voting Shares”) of the Company or could become the owner of over 25% of the Company’s common shares of beneficial interest through the conversion of the Company’s debt or equity securities;

(iv)
the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; provided, however, a Change in Control shall be deemed to occur only when the transaction described in the Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) is consummated; or

(v)
if, during any period of 12 months, individuals who at the beginning of any such period constitute the Trust Managers of the Company cease for any reason (other than death or disability) to constitute at least a majority thereof;

Notwithstanding the foregoing provisions of Section 8(b), a “Change in Control” will not be deemed to have occurred for purposes of this Section 8(b) solely because (A) an entity in which the Company, directly or indirectly, beneficially owns 50% or more of the voting securities (a “Subsidiary”), or (B) any employee share ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Shares, whether in excess of 25% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.
The determination as to which party to a merger, consolidation or reorganization is the “surviving entity” within the meaning of Section 8(b) shall be made on the basis of the relative equity interests of the shareholders in the entity existing after the merger, consolidation or reorganization, as follows: if following any merger, consolidation or reorganization the holders of outstanding Voting Shares of the Company immediately prior to the merger, consolidation or reorganization own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or reorganization, the Company shall be the surviving entity. In all other cases, the Company shall not be the surviving entity. In making the determination of ownership of equity securities by the shareholders of an entity immediately after the merger, consolidation or reorganization pursuant to this paragraph, equity securities which the shareholders owned immediately before the merger, consolidation or reorganization as shareholders of another party to the transaction shall be disregarded. Further, for purposes of this paragraph only, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

(c)
“Good Reason” means any of the following conditions; provided, that, Executive gives notice to the Company of the existence of any of the following conditions within ninety (90) days of the initial existence of the condition, and the Company has a period of not less than thirty (30) days to remedy the condition.

(i)
failure to elect or reelect or otherwise maintain Executive in the office or the position, or a substantially equivalent office or position, of or with the Company which Executive held immediately prior to a Change in Control, or the removal of Executive as a Trust Manager of the Company (or any successor thereto) if Executive had been a Trust Manager of the Company immediately prior to the Change in Control;

(ii)
material diminution in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which Executive held immediately prior to the Change in Control or a material reduction in the Executive’s base pay;

(iii)
the determination by Executive (which determination will be conclusive and binding upon the parties hereto provided it has been made in good faith and in all events will be presumed to have been made in good faith unless otherwise shown by the Company by clear and convincing evidence) that a material negative change in circumstances has occurred following a Change in Control, including without limitation, a material negative change in the scope of the business or other activities for which Executive was responsible immediately prior to the Change in Control, which has rendered Executive substantially unable to carry out, has materially hindered Executive’s performance of, or has caused Executive to suffer a substantial material reduction in, any of the authorities, powers, functions, responsibilities, or duties attached to the position held by Executive immediately prior to the Change in Control;

(iv)
the Company relocates its principal executive offices, or requires Executive to have Executive’s principal location of work changed, to any location which is in excess of 25 miles from the location thereof immediately prior to the Change in Control, or requires Executive to travel away from Executive’s office in the course of discharging Executive’s responsibilities or duties hereunder at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of Executive in any of the three full years immediately prior to the Change in Control without, in either case, Executive’s prior written consent; and/or

(v)
without limiting the generality or effect of the foregoing, any material breach of this Agreement by the Company or any successor thereto, including, but not limited to, the failure of any successor to assume the obligations under this Agreement in accordance with Section 17 hereof.

(d)
“Severance Period” means the period of time commencing on the date of an occurrence of each Change in Control and continuing until the expiration of one year after each occurrence of an event constituting a Change in Control; provided however, if Executive gives notice to the Company of circumstances constituting Good Reason less than 30 days prior to the end of the Severance Period, the Severance Period shall be extended and shall not expire until one day following the 30 day cure period provided for in Section 8(c) of this Agreement.

(e)
“Welfare Benefit Plans” means the medical, dental, vision, life, and accidental death and dismemberment insurance benefits maintained by the Company and in which Executive was participating immediately prior to his/her separation from service.

9.    Term. The term of this Agreement shall be deemed to commence and be effective as of the date of this Agreement and shall continue for one-year and shall automatically renew for one-year terms unless either party gives notice of its intent not to renew at least 180 days prior to the end of any term or, unless earlier terminated in accordance with the provisions hereof.
10.    Termination. Except in the case of a Qualifying Termination, this Agreement shall terminate automatically without further action by either of the parties hereto upon the death or permanent disability of Executive or the termination of Executive’s employment with the Company for any reason or no reason, in accordance with Executive’s status as an employee at will. As used herein, the term “permanent disability” means physical or mental disability or both that is determined by the Company, in its reasonable discretion, to substantially impair the ability of Executive to perform the day-to-day functions normally performed by Executive if the disability is suffered (or is reasonably expected to be suffered) by Executive for a period of not less than six consecutive calendar months. In the event of a Qualifying Termination, this Agreement shall terminate upon the Company’s satisfaction of its obligations under Sections 3, 5, and 6 hereof.
11.    Representation by Executive. Executive hereby represents and warrants to the Company that there are no agreements or understandings that would make unlawful his/her execution or delivery of this Agreement.
12.    Notices. All notices, renewals and other communications required or permitted under this Agreement must be in writing and shall be deemed to have been given if delivered or mailed, by certified mail, first class postage prepaid, to the parties at the addresses set forth in this Agreement, as the same may be changed in writing by the parties from time to time.
13.    Entire Agreement. The parties expressly agree that this Agreement is contractual in nature and not a mere recital, and that it contains all the terms and conditions of the agreement between the parties with respect to the matters set forth herein. All prior negotiations, agreements, arrangements, understandings and statements between the parties relating to the matters set forth herein that have occurred at any time or contemporaneously with the execution of this Agreement are superseded and merged into this completely integrated Agreement. The Recitals set forth above shall be deemed to be part of this Agreement.
14.    Governing Law. This Agreement was negotiated and is performable in Harris County, Texas and shall be governed by the laws of the State of Texas without giving effect to principles of conflicts of law.
15.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from, and in lieu of such provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the Company and Executive hereby request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise unenforceable covenant in accordance with the proceeding provision.
16.    Counterparts. This Agreement may be executed in multiple identical counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart executed by the party sought to be charged with performance hereunder.
17.    Assignment and Delegation. All rights, covenants and agreements of the Company set forth in this Agreement shall, unless otherwise provided herein, be binding upon and inure to the benefit of the Company’s respective successors and assigns. All rights, covenants and agreements of Executive set forth in this Agreement shall, unless otherwise provided herein, not be assignable by Executive, and shall be considered personal to Executive for all purposes.
18.    Death. If Executive dies before receiving any payment that has become due under this Agreement, a lump-sum payment shall be made to Executive’s estate or designated beneficiary.
19.    Waiver of Breach. Failure by either party to demand strict compliance with any of the terms, covenants or provisions hereof shall not be deemed a waiver of the term, covenant or provision, nor any waiver or relinquishment by the Company of any power at any other time or times.
20.    Withholding of Taxes. The Company shall withhold taxes from amounts paid pursuant to this Agreement as required by law, and, to the extent deemed necessary by the Company, in good faith.
21.    Vesting of Benefits. Notwithstanding anything in this Agreement, the Company’s Stock Option Plan (the “Plan”), any agreement entered into under the Plan, or under any retirement, pension, profit sharing or other similar plan, upon the occurrence of a Change in Control, all deferred or unvested portions of any award made to Executive under any of the foregoing plans and agreements shall automatically become fully vested in Executive and shall be in effect and redeemable by or payable to Executive, or Executive’s designated beneficiary or estate, on the same conditions (other than vesting) as would have applied had the Change in Control not occurred. All unvested awards under the Plan shall immediately vest upon the Change in Control and Executive shall have the right to exercise any vested awards during the balance of the awards’ term.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first set forth above.

WEINGARTEN REALTY INVESTORS

/s/ Michael Townsell
By:	Michael Townsell
Title:	SR VICE PRESIDENT, HR
Notice Address:	2600 Citadel Plaza Drive
Houston, Texas 77008

ANDREW M ALEXANDER:

/s/ ANDREW M ALEXANDER
Notice Address:	2600 Citadel Plaza Drive
Houston, Texas 77008